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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                 FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)          July 30, 1999
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                            Blue Rhino Corporation
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             (Exact name of registrant as specified in its charter)


      Delaware                        0-24287                     56-1870472
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 (State of or other                (Commission                  (IRS Employer
  jurisdiction of                   File Number)                Identification
   incorporation)                                                   Number)



    104 Cambridge Plaza Drive, Winston-Salem, North Carolina         27104
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           (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code        (336) 659-6900
                                                   -----------------------------



                                Not Applicable
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         (Former name or former address, if changed since last report)


     Item 2.   Acquisition or Disposision of Assets
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     On July 30, 1999, the Registrant completed the purchase of 100% of the membership interests in USA Leasing, L.L.C. ("USA Leasing") for total consideration of $1.00. USA Leasing is a Delaware limited liability company formed in October 1998 to provide propane cylinder leasing services to the Registrant's distributors. The previous members of USA Leasing were BD Investments, Inc., a corporation owned by Billy D. Prim, the Registrant's Chairman, Chief Executive Officer and President, Andrew J. Filipowski, the Registrant's Vice Chairman, Craig J. Duchossois, a director of the Registrant and Peer Pedersen, a partner of the law firm of Pedersen & Houpt, P.C., the Registrant's counsel. The Company intends to continue to operate USA Leasing as a wholly owned subsidiary engaged in the leasing of propane cylinders to its distributors.

     In connection with the transaction, the Registrant will increase its guaranty of the $13 million credit facility from NationsBank, N.A. ("NationsBank") to USA Leasing from 80% to 100% of the outstanding indebtedness. Limited guarantees of the USA Leasing indebtedness to NationsBank made by the former members of USA Leasing will remain in place until the USA Leasing repays $2.6 million of principal outstanding under its credit facility with NationsBank.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     BLUE RHINO CORPORATION
                                     (Registrant)


                                     By: /s/ Mark Castaneda
                                         --------------------------------
                                         Chief Financial Officer

DATED: August 12, 1999
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                                    Exhibits

Exhibit 2.1 Unit Purchase Agreement dated July 30, 1999 among Blue Rhino Corporation, BD Investments, Inc., Craig J. Duchossois, Andrew J. Filipowski and Peer Pedersen.